EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use {incorporation by reference} in this Registration Statement of Power 3 Medical Products, Inc on Form S-8 of our report dated April 11, 2008 relating to the consolidated financial statements as of December 31, 2007 and for the year then ended appearing in the Annual Report on Form 10-KSB for Power 3 Medical Products, Inc. We also consent to the reference to us under the heading "Experts" in this registration statement.

/S/McElravy, Kinchen & Associates, PC

www.mkacpas.com
Houston, Texas

June 4, 2008